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                                                                      EXHIBIT 21

                  SUBSIDIARIES OF CROWLEY MARITIME CORPORATION

ALASKA SUBSIDIARY

Crowley Alaska, Inc.

BERMUDA SUBSIDIARY

Beacon Insurance Company Limited

BRAZIL SUBSIDIARIES

Crowley Logistics do Brasil, LTDA
Crowley Marine Services do Brasil, LTDA
Delta Brazil

CALIFORNIA SUBSIDIARIES

8th Avenue Terminals, Inc.
Crowley Launch & Tugboat Co.
Marine Response Alliance LLC
Red Stack Tug Co., Inc.

CAYMAN ISLANDS SUBSIDIARY

Crowley Caribbean, Ltd.

COLOMBIAN SUBSIDIARY

Coordinadora del Caribe Transmodal, S.A.

COSTA RICA SUBSIDIARY

Terminales y Maintenimento, S.A.

DELAWARE SUBSIDIARIES

American Marine Transport, Inc.
Blue Coast Bareboat Company LLC
Crowley Energy Support Services, Inc.
Crowley Heerema Marine Services LLC
Crowley Liner Services, Inc.
Crowley Logistics, Inc.
Crowley Marine Services, Inc.
Crowley Petroleum Transportation, Inc.
Frances ODS Corporation
Frances Owner Corporation
Intrepid Bareboat Corporation
Intrepid Personnel & Provisioning, Inc.
Intrepid Ship Management, Inc.
Julius ODS Corporation

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Julius Owner Corporation
Marine Chemical Carriers Company LLC
Marine Chemical Navigation Company LLC
Marine Chemical Steamship Company, Inc.
Marine Columbia LLC
Marine Navigation Company, Inc.
Marine Personnel & Provisioning Company LLC
Marine Sulphur Shipping Company LLC
Marine Transport Corporation
Marine Transport Lines, Inc.
Marine Transport Management, Inc.
Mormac Marine Enterprises, Inc.
Mormac Marine Transport II, Inc.
OMI Challenger Transport, Inc.
Oswego Shipping Corporation
Rover Transport, Inc.
Stolt Marine Tankers LLC Vessel Management Services, Inc.

EL SALVADOR SUBSIDIARIES

Crowley Logistics El Salvador, S.A. de C.V.
Crowley Transportes El Salvador S.A. de C.V.

FLORIDA SUBSIDIARY

Apparel Transportation, Inc.

GUATEMALA SUBSIDIARY

Crowley Logistics de Guatemala, S.A.

LIBERIAN SUBSIDIARIES

World Transportation Company

LOUISIANA SUBSIDIARY

Crowley Towing & Transportation Co.

MALAYSIA SUBSIDIARY

Crowley Maritime (West Malaysia) SDN.BHD.

MEXICO SUBSIDIARY

Crowley Logistics de Mexico S. de R.L. de C.V.

NEVADA SUBSIDIARY

Clean Pacific Alliance LLC

NEW YORK SUBSIDIARY

Courier Transport, Inc.

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PANAMA SUBSIDIARIES

Brinkerhoff Maritime Drilling S.A.
Crowley International Services, S.A.
Trailmovil, S.A.

PUERTO RICO SUBSIDIARIES

Crowley Liner Services Puerto Rico, Inc.
Trailer Marine Transportation, Inc.

RUSSIA SUBSIDIARIES

Crowley Far East Services LLC
Crowley Sakhalin LLC
Panalpina Crowley Marine Services Russian Far East Services LLC (50% owned by Crowley Far East Services LLC)

VENEZUELA SUBSIDIARIES

Crowley Logistics de Venezuela, S.A.
Crowley Marine Services de Venezuela, S.A.